POWER OF ATTORNEY
                          (Annual Report on Form 10-K)


          KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of REGENT ASSISTED LIVING, INC. (the "Company"), does hereby constitute and appoint Walter C. Bowen, David R. Gibson and Steven L. Gish, and each of them, his true and lawful attorney and agent to execute in his name the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and any amendment thereto and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

DATED: March 24, 1997


                                            DANA J. O'BRIEN
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                                            Signature

                                            Dana J. O'Brien
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                                            Type or Print Name